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                                                                      EXHIBIT 23


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-23328 on Form S-8, Registration Statement No. 33-35011 on Form S-8, Registration Statement No. 33-45144 on Form S-8 and Registration Statement No. 33-16517 on Form S-3, of our report dated January 27, 1998 on the consolidated financial statements of Southdown, Inc. and subsidiary companies appearing in this Annual Report on Form 10-K for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP
Houston, Texas
March 6, 1998